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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: February 21, 2001
              (Date of Earliest Event Reported: November 13, 2000)

                         Commission File Number 1-14365

                                   ----------


                               EL PASO CORPORATION
                      (Formerly El Paso Energy Corporation)



                  DELAWARE                             76-0568816
       (State or Other Jurisdiction of              (I.R.S. Employer
        Incorporation or Organization)             Identification No.)


                                EL PASO BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (713) 420-2131


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Item 5. Other Events

     We are filing this Amended Current Report on Form 8-K to add information about our debt issuances, to clarify fourth quarter earnings for El Paso Corporation, to clarify the number of shares issued in our merger with the Coastal Corporation, and to make various clarifying changes to the discussion of our combined business and properties included in exhibits 99.1 and 99.2.

     Over the past several months, we have completed several transactions and encountered a series of events, each of which has impacted our business and operations. Each of these transactions and events is discussed below.

Opening of New European Trading Floor

     In November 2000, we announced that we would begin trading natural gas in Europe from our offices in London. We also announced we would be completing our London trading floor in the first quarter of 2001.

Purchase of Texas Midstream Operations

     On December 22, 2000, we completed the purchase of the natural gas and natural gas liquids businesses of PG&E Gas Transmission, Texas Corporation and PG&E Gas Transmission Teco, Inc. The value of the transaction was approximately $840 million, including assumed debt of $561 million. We accounted for the transaction as a purchase and included the acquired assets and operations in our Field Services segment. Some of these acquired operations may be appropriate for acquisition by El Paso Energy Partners L.P., the master limited partnership of which a subsidiary of ours is the general partner. In connection with this acquisition, we sold our interest in Oasis Pipeline for approximately $22 million, incurring an after tax loss of approximately $19 million. The businesses we are acquiring consist of 8,500 miles of intrastate natural gas transmission pipelines, nine natural gas processing plants that currently process 1.5 billion cubic feet per day, and a 7.2 Bcf natural gas storage field. They also own significant natural gas liquids pipelines and fractionation facilities.

Debt Issuances

     Since November 2000, we have issued debt in the following transactions:

         o In December 2000, we issued $600 million of long-term debt under a medium-term note program and used the proceeds for general corporate purposes.

         o In connection with our acquisition of PG&E Texas Mid-stream assets in December 2000, we borrowed $455 million under a short-term credit facility. In the acquisition, we also assumed $561 million of debt.

         o In February 2001, one of our wholly owned subsidiaries, Southern Natural Gas Company, issued $300 million of long-term debt. Southern used approximately $100 million to repay long-term debt, and the remainder was used for general corporate purposes.

Developments in California

     The State of California has experienced sharp increases in wholesale power prices and natural gas prices due to energy shortages resulting from of the concurrence of a variety of circumstances, including unusually warm summer weather followed by high winter demand, low gas storage levels, poor hydro-electric power conditions, maintenance downtime of significant generating facilities, and price caps that discouraged power movement from out-of-state into California. The increase in power prices resulted in large cash deficits to the two major California utilities, Southern California Edison and Pacific Gas and Electric. These increased wholesale power prices exceeded the rates the utilities were allowed to charge their customers. As a result, both utilities accumulated substantial losses and suffered credit downgrades. The utilities filed for emergency rate increases with the California Public Utilities Commission and are working with the state authorities to restore the companies' financial viability. Our primary exposure to the California utilities lies in our Merchant Energy segment. Through late January 2001, Merchant Energy's net receivables from these two utilities, including receivables related to its interests in California power plant investments, were approximately $50 million dollars.

     Also in connection with the events in California, several consumer groups filed class action suits against shippers, marketers, utility companies and others asserting various claims, including an alleged conspiracy to restrict the flow of natural gas or power into the state. We have been named in several of these suits. We deny both the factual and legal basis of these claims and believe these suits are without merit.

Approval of Dividend Increase

     On January 26, 2001, we announced that our Board of Directors had approved a 3-percent increase to our dividend to $0.2125 per share on our outstanding common stock. The dividend will be payable on April 2, 2001 to shareholders of record on March 2, 2001.


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Announcement of Record Earnings

     On January 29, 2001, we announced record 2000 earnings of $643 million, or $2.69 per diluted share, up from $419 million, or $1.80 per diluted share in 1999. The 2000 amounts excluded extraordinary gains on sales of assets and merger-related and asset impairment charges. The 1999 amounts excluded merger-related, asset impairment and other non-recurring charges. Including these charges, our earnings for 2000 were $652 million, or $2.73 per diluted share versus a loss of $255 million, or $1.12 per diluted share in 1999. Revenues for 2000 were $21.9 billion compared to $10.7 billion in 1999.

     For the fourth quarter 2000, earnings were $176 million, or $0.73 per diluted share, excluding merger-related charges and extraordinary losses on sales of assets, compared to an adjusted $112 million, or $0.48 per diluted share in the fourth quarter of 1999. Including these one-time adjustments, fourth quarter 2000 earnings were $127 million, or $0.53 per diluted share versus a 1999 loss of $178 million or $0.78 per diluted share. Revenue in the quarter increased to $7.5 billion from $2.5 billion for the same period in 1999.

     Also on January 29, 2001, the Coastal Corporation, the company with whom we recently merged, announced record 2000 net earnings of $2.96 per diluted share, up 29 percent from comparable 1999 earnings of $2.30 per diluted share. Coastal's fourth quarter earnings were $208.3 million, or $0.93 per diluted share, on revenue of $6.1 billion, as compared to earnings of $169 million, or $0.78 per diluted share, on revenue of $3.2 billion for the fourth quarter of 1999.

Completion of our Merger with The Coastal Corporation

     On January 29, 2001, The Coastal Corporation merged with one of our subsidiaries and became a wholly owned subsidiary of El Paso. In the merger, we issued approximately 267 million shares of our common stock in exchange for outstanding shares of Coastal's common stock, Class A common stock and convertible preferred stock. We also issued approximately 4 million shares of our common stock in exchange for Coastal stock options. The enterprise value of the transaction was approximately $24 billion, based on the closing price of our common stock on the New York Stock Exchange on January 29, 2001, including approximately $7 billion of assumed debt and preferred equity. We have accounted for the transaction as a pooling of interests.

     As part of the FTC approval of the merger, we have agreed to divest our ownership in five pipeline systems-El Paso's Midwestern Gas Transmission system, Coastal's 50% stake in the Empire State pipeline, Coastal's 16% stake in the Iroquois pipeline, Coastal's 50% interest in the Stingray pipeline system, and Coastal's 50% ownership in the UTOS pipeline system. El Paso also divested Coastal's ownership of the Gulfstream natural gas pipeline project. The proceeds from these sales, expected to total approximately $243 million, will be used to pay down debt and to fund growth opportunities for the company.

     Additionally, El Paso Energy Partners, the publicly traded master limited partnership of which a subsidiary of ours is the general partner, will divest several offshore assets including its 50% ownership in the UTOS and Stingray pipeline systems, its 100% ownership in the Green Canyon and Tarpon gathering systems, its 25.67% ownership in the Nautilus pipeline systems, its 25.67% ownership in the Manta Ray Offshore gathering system, and its 33.92% interest in the Nemo gathering project, which is currently under construction. Proceeds from the sales of these assets, together with a $29 million cash infusion from El Paso, will be reinvested into new businesses and assets.

     We do not expect our required divestitures to have a material impact on either our current or ongoing results of operations.

     Coastal is a diversified energy holding company, whose business operations include natural gas transmission, storage, gathering, processing and marketing natural gas and oil exploration and production; and petroleum refining, marketing and distribution. Coastal owns interests in approximately 18,000 miles of natural gas pipelines extending across the midwestern and the Rocky Mountain areas of the United States and has proved reserves of 3.6 Tcfe. We have completed a comprehensive review of Coastal's business operations, and will integrate, as much as possible, their operations with ours to increase operating and administrative efficiencies through facilities consolidation and re-engineering, workforce reductions and coordinating purchasing and marketing activities.

     We have attached as an exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A, summarized and detailed discussions of our combined businesses and operations. These discussions outline the manner in which we will operate the combined businesses prospectively.


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Completion of Post-Merger Restructuring

     On January 30, 2001 we announced the restructuring of our combined workforce following the Coastal merger. In the restructuring, we reduced our combined workforce by approximately 3,285 employees across all locations and across all business units.

Corporate Name Change

     On February 5, 2001 we announced that we changed our name to El Paso Corporation from El Paso Energy Corporation, with the legal name change effective February 7, 2001. Our New York Stock Exchange stock symbol continues to be "EPG." In connection with this announcement, we also introduced our new logo.

Analyst Meetings

     On February 5 and 6, 2001, we conducted meetings with the analyst community in our new 80,000 square foot energy trading floor. At these meetings, we outlined our initiatives for achieving earnings growth in 2001, and discussed strategies to achieve these targets within each of our business units; Merchant Energy, our Pipeline group, Production, and Field Services. At these meetings, we also outlined our telecommunications strategy.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

     We have made statements in this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of El Paso, the Coastal Corporation or the combined company. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for the stock of El Paso, Coastal and the combined company. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are estimates reflecting the best judgment of senior management of El Paso and Coastal, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

         o the risk that earnings may be adversely affected by fluctuating energy prices;

         o the risk that rates charged to customers may be reduced by governmental authorities;

         o the highly competitive nature of the natural gas transportation, gathering, processing and storage businesses, the oil and gas exploration and production business, the energy marketing and power generation industries, the crude oil refining and chemical production businesses and the coal mining business;

         o the risk of favorable customer contracts expiring or being renewed on less attractive terms;

         o the timing and success of our exploration and development drilling programs, which would affect production levels and reserves;

         o        changes to our estimates of oil, gas and coal reserves;

         o the risk of financial losses arising out of derivative transactions;

         o risks incident to the drilling and operation of oil and gas wells;

         o risks incident to operating crude oil refineries, chemical plants and coal mines;

         o future drilling, production and development costs, including drilling rig rates;

         o the costs of environmental liabilities, regulations and litigation;

         o        the impact of operational hazards;

         o the risk that required regulatory approvals for proposed pipeline, storage and power generation projects may be delayed or may only be granted on terms that are unacceptable or significantly less favorable than anticipated;

         o        the risks associated with future weather conditions;

         o the risk that Coastal's businesses may not be successfully integrated with El Paso's businesses;

         o the risk that we may not fully realize the benefits expected to result from the merger;

         o        the impact of the loss of key employees; and

         o the risk that other firms will further expand into markets in which we operate.

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         In addition, we can give you no assurance that:

         o we have correctly identified and assessed all of the factors affecting El Paso's or Coastal's businesses;

         o the publicly available and other information with respect to these factors on which we have based our analysis is complete or correct;

         o        our analysis is correct; or

         o our strategies, which are based in part on this analysis, will be successful.

         Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on 8-K/A.

         All subsequent written and oral forward-looking statements attributable to El Paso, Coastal, the combined company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither El Paso nor Coastal undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this current report on Form 8-K/A or to reflect the occurrence of unanticipated events.

Item 7. Financial Statements and Exhibit

         Each Exhibit identified below is filed as part of this report.

      Exhibit
      Number

        *3.A               - Restated Certificate of Incorporation of El Paso
                             Corporation effective February 7, 2001.

        *3.B               - By-laws of El Paso Corporation currently in effect
                             as amended February 7, 2001.

         99.1              - Summarized discussions of our combined businesses
                             and operations

         99.2              - Detailed discussions of our combined businesses and
                             operations

         * Previously Filed
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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         El Paso Corporation


Date: February 21, 2001                  By: /s/ JEFFREY I. BEASON
                                            ------------------------------------
                                                      Jeffrey I. Beason
                                            Senior Vice President and Controller
                                                  (Chief Accounting Officer)

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                                 EXHIBIT INDEX

      EXHIBIT
      NUMBER               DESCRIPTION
      ------               -----------

        *3.A               - Restated Certificate of Incorporation of El Paso
                             Corporation effective February 7, 2001.

        *3.B               - By-laws of El Paso Corporation currently in effect
                             as amended February 7, 2001.

         99.1              - Summarized discussions of our combined businesses
                             and operations

         99.2              - Detailed discussions of our combined businesses and
                             operations

     * Previously filed on Current Report on Form 8-K filed February 14, 2001